UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2025

AQUA METALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5370 Kietzke Lane, Suite 201 Reno, Nevada 89511
(Address of principal executive offices)

(775) 446-4418
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common stock: Par value $0.001	Trading Symbol(s) AQMS	Name of each exchange on which registered Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2025, Aqua Metals Waltham Holdings LLC, our wholly-owned subsidiary, entered into a Purchase and Sale Agreement and Joint Escrow Instructions (“Agreement”) with Trident Enterprises, Inc., a Delaware corporation (the “Buyer”), pursuant to which we agree to sell and the Buyer agrees to purchase, a five-acre parcel of land with an existing building located at 2999 Waltham Way, McCarran, NV 89437 (the “Sierra Arc Property”) for a purchase price of $4.3 million. The Agreement includes customary representations, warranties, indemnifications and conditions to the obligations of the parties to close, including the Buyer’s due diligence review of the Sierra Arc Property. Subject to our satisfaction of the Buyer’s conditions to close, we expect to consummate the transaction on or before June 12, 2025.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
10.1	Purchase and Sale Agreement and Joint Escrow Instructions between the Subsidiary and Trident Enterprises, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: May 16, 2025	/s/ Judd Merrill
Judd Merrill
Chief Financial Officer